As filed with the Securities and Exchange Commission on July 25, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First American Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1911571 (I.R.S. Employer Identification No.)

1 First American Way

Santa Ana, California 92707

(Address of Principal Executive Offices, Zip Code)

First American Financial Corporation 2010 Employee Stock Purchase Plan

(Full Title of the Plan)

Jeffrey S. Robinson, Esq.

Vice President, Secretary & Deputy General Counsel

First American Financial Corporation

1 First American Way

Santa Ana, California 92707

(Name and Address of Agent for Service)

(714) 250-3000

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share	3,000,000	$19.11	$57,330,000	$7,819.81

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also shall cover any additional shares of Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	The maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon 85% of the average of the high and low trading price as reported on the New York Stock Exchange on July 22, 2013, which was $22.48. Under the terms of the First American Financial Corporation 2010 Employee Stock Purchase Plan, the purchase price of Common Stock with respect to an offering period is 85% of the fair market value of the Common Stock on the last day of the offering period.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,000,000 shares of the Common Stock of First American Financial Corporation, a Delaware corporation (the “Company” or the “Registrant”), which may be issued to eligible employees, including the employees of any subsidiaries designated by the Company’s administrative benefits plan committee, under the First American Financial Corporation 2010 Employee Stock Purchase Plan, as amended and restated (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the original Form S-8 filed by the Company with respect to the Plan on June 1, 2010 (SEC File No. 333-167228), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	First American Financial Corporation 2010 Employee Stock Purchase Plan, as amended and restated.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on July 25, 2013.

FIRST AMERICAN FINANCIAL CORPORATION
(Registrant)

By:	/s/ Kenneth D. DeGiorgio
Kenneth D. DeGiorgio
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	July 25, 2013
Dennis J. Gilmore	(Principal Executive Officer)

*		July 25, 2013
Mark E. Seaton	Chief Financial Officer
(Principal Financial Officer)

*		July 25, 2013
Matthew F. Wajner	Chief Accounting Officer (Principal Accounting Officer)

*	Chairman of the Board of Directors	July 25, 2013
Parker S. Kennedy

*	Director	July 25, 2013
Anthony K. Anderson

*	Director	July 25, 2013
George L. Argyros

*	Director	July 25, 2013
James L. Doti

*	Director	July 25, 2013
Michael D. McKee

*	Director	July 25, 2013
Thomas V. McKernan

*	Director	July 25, 2013
Mark C. Oman

*	Director	July 25, 2013
Herbert B. Tasker

*	Director	July 25, 2013
Virginia M. Ueberroth

* The undersigned does hereby sign this registration statement on behalf of the above-indicated person pursuant to a power of attorney executed by such person.

By:	/s/ Kenneth D. DeGiorgio	July 25, 2013
Kenneth D. Giorgio, As Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	First American Financial Corporation 2010 Employee Stock Purchase Plan, as amended and restated.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney.